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                                                                    EXHIBIT 5.1


                               December 19, 1997


Weeks Corporation
4497 Park Drive
Norcross, Georgia 30093

     Re:  Form S-3 Registration Statement relating to 3,297,633 shares of Common
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          Stock, par value $.01 per share, of Weeks Corporation
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Gentlemen:

     We have acted as counsel for Weeks Corporation, a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of up to 3,297,633 shares of Common Stock, par value $.01 per share, of the Company, by the Company and certain shareholders of the Company, as described in the Registration Statement. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     Based upon the foregoing, we are of the opinion that:

     (i) The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

     (ii) The Original Shares are validly issued, fully paid and nonassessable; and
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Weeks Corporation
December 19, 1997
Page 2

     (iii) Upon the issuance and sale of the Exchange Shares as described in the Registration Statement, the Exchange Shares will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                    Very truly yours,



                                    KING & SPALDING